UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-12

RealPage, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Memorandum

To: All RealPage

From: Kurt Twining

Subject: FAQ about the RealPage acquisition

Hello RealPagers,

By now you’ve seen the announcement that RealPage has agreed to be acquired by Thoma Bravo, a leading private equity investment firm focused on the software and technology-enabled services sector. We are about to embark on a new journey for RealPage, so I know you have important questions on your mind. You’ll find answers to the questions we’ve been hearing most often on the pages that follow.

Sincerely,

Kurt Twining

Chief People Officer

QUESTIONS YOU MAY HAVE

1.	How does this acquisition impact my job?

•

There are no plans to change our staffing needs. For now, it will be business as usual as we obtain the regulatory approvals needed to close the transaction. We expect that the transaction will close during the second quarter of 2021. From our discussions with Thoma Bravo, we know they recognize that the key to the longer-term success of their investment will be having a great talent pool to execute our strategy. Until closing, we will continue running the business as usual in execution of our strategy but will appreciate Thoma Bravo’s valuable input on our future direction.

2.	Will we be changing or closing our U.S. locations or global operations (i.e. Philippines, India, etc.)?

Our agreement with Thoma Bravo does not include any of these changes. We had already begun evaluating our real estate footprint as it relates to all domestic and global offices due to our recently proven ability to work both remotely and in the office. We expect to continue to have a significant global presence, as we do today.

3.	Are we still having Merit Reviews in early 2021?

Yes. We will continue with the annual Merit Review process based on the planned timeline.

4.	Will our benefit plans change?

We do not expect our benefit plans to change during 2021, as our health and welfare plans for the coming year have already been established and communicated.

5.	Will my service date be honored and continue after the close of the transaction?

Yes. Thoma Bravo has agreed to ensure that, for benefits eligibility and vesting, each employee receives credit for prior years of service.

6.	Will my vacation time accrue at the same rate after close?

We do not anticipate any changes to vacation policies at this time.

7.	Will we continue to have a 401(k) plan in the U.S.?

Yes, we will continue to have a 401(k) plan.

8.	Will Thoma Bravo be running our business now?

•

No. We will operate business as usual until we close the transaction, which we expect to occur sometime in the second quarter of 2021. Prior to closing, Steve Winn and our current Board of Directors, as well as our management team, will continue to lead RealPage. While Thoma Bravo will not make decisions for RealPage prior to closing, we do have certain commitments that we must comply with under the Merger Agreement, and we will coordinate on these matters with Thoma Bravo as needed. But fundamentally, we will run our business in the ordinary course.

9.	What do I say to customers when they have questions about the announcement?

Please refer them to our press release and customer communication (both available on our website), and keep discussions about the transaction limited to the matters described in those communications as you talk with them. You may also give them the following links to our website:

Message from Steve Winn to RealPage customers:

https://www.realpage.com/client-announcement/

Official press release:

https://www.realpage.com/news/realpage-to-be-acquired-by-thoma-bravo/

Please do not create separate written communications about the transaction, as doing so may implicate legal and public filing requirements. Check with the RealPage Legal Department if you have any questions on this topic.

Our management team and Board of Directors are excited about this deal and the opportunities it brings to our company. Thoma Bravo is a leading owner of software companies and can help bring outside perspectives and new innovation to RealPage. We will continue to serve our customers above all priorities as stated in the RealPage Promise.

10.	What if the media contacts me?

You should not answer questions from or discuss RealPage business with investors or members of the media. If members of the media contact you, please direct all media/press inquiries to RealPagemediarelations@realpage.com.

11.	Whom should I contact if I have other questions?

Please feel free to talk to your manager or HR Business Partner or see below for other contact information.

WHOM TO CONTACT:

Role	Name	Contact
Media Inquiries	Andrea Massey	[...]
Customer Inquiries	Ashley Glover	[...]
Investor Inquiries	Steve Calk	[...]
Employee Concerns	Kurt Twining	[...]
Legal Inquiries	David Monk	[...]

Cautionary Statement Regarding Forward-Looking Statements

This communication contains “forward-looking statements,” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the safe harbor created by such sections and other applicable laws. Such forward-looking statements include statements relating to RealPage’s strategy, goals, future focus areas and the value of the proposed transaction to RealPage stockholders. These forward-looking statements are based on RealPage management’s beliefs and assumptions and on information currently available to management. Forward-looking statements include all statements that are not historical facts and may be identified by terms such as “expects,” “believes,” ”plans,” or similar expressions and the negatives of those terms. These forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements, expressed or implied by the forward-looking statements, including the uncertainty associated with the potential impacts of the COVID-19 pandemic on RealPage’s business, financial condition, and results of operations. Additional factors that could cause or contribute to such differences include, but are not limited to, the following: (a) risks related to the satisfaction of the conditions to closing the proposed transaction (including the failure to obtain necessary regulatory approvals and the requisite approval of the stockholders) in the anticipated timeframe or at all; (b) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (c) risks related to disruption of management’s attention from RealPage’s ongoing business operations due to the proposed transaction; (d) disruption from the proposed transaction making it difficult to maintain business and operational relationships, including retaining and hiring key personnel and maintaining relationships with RealPage’s customers, vendors and others with whom it does business; (e) significant transaction costs; (f) the risk of litigation and/or regulatory actions related to the proposed transaction; (g) the possibility that general economic conditions, including leasing velocity or other uncertainty, and conditions and uncertainty caused by the COVID-19 pandemic, could cause information technology spending, particularly in the rental housing industry, to be reduced or purchasing decisions to be delayed; (h) an increase in insurance claims; (i) an increase in client cancellations; (j) the inability to increase sales to existing clients and to attract new clients; (k) RealPage’s failure to integrate recent or future acquired businesses successfully or to achieve expected synergies, including recently completed acquisitions of Chirp, Stratis, Modern Message, Buildium, Investor Management Services, Simple Bills, Hipercept, and Lease Term Solutions; (l) the timing and success of new product introductions by RealPage or its competitors; (m) changes in RealPage’s pricing policies or those of its competitors; (n) developments with respect to legal or regulatory proceedings; (o) the inability to achieve revenue growth or to enable margin expansion; (p) changes in RealPage’s estimates with respect to its long-term corporate tax rate or any other impact from the Tax Cuts and Jobs Act; and (q) such other risks and uncertainties described more fully in documents filed with or furnished to the Securities and Exchange Commission (the “SEC”) by RealPage, including its Annual Report on Form 10-K previously filed with the SEC on March 2, 2020 and its Quarterly Report on Form 10-Q previously filed with the SEC on November 6, 2020. All information provided in this communication is as of the date hereof and RealPage undertakes no duty to update this information except as required by law.

Additional Information and Where to Find It

In connection with the proposed transaction between RealPage and Thoma Bravo, RealPage will file with the SEC a preliminary Proxy Statement of RealPage (the “Proxy Statement”). RealPage plans to mail to its stockholders a definitive Proxy Statement in connection with the proposed transaction. REALPAGE URGES YOU TO READ THE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT REALPAGE, THOMA BRAVO, THE PROPOSED TRANSACTION AND RELATED MATTERS. You will be able to obtain a free copy of the Proxy Statement and other related documents (when available) filed by RealPage with the SEC at the website maintained by the SEC at www.sec.gov. You also will be able to obtain a free copy of the Proxy Statement and other documents (when available) filed by RealPage with the SEC by accessing the Investor Relations section of RealPage’s website at investor.realpage.com or by contacting RealPage’s Investor Relations at IR@realpage.com or calling (972) 810-8138.

Participants in the Solicitation

RealPage and certain of its directors, executive officers and employees may be considered to be participants in the solicitation of proxies from RealPage’s stockholders in connection with the proposed transaction. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of the stockholders of RealPage in connection with the proposed transaction, including a description of their respective direct or indirect interests, by security holdings or otherwise will be included in the Proxy Statement when it is filed with the SEC. You may also find additional information about RealPage’s directors and executive officers in RealPage’s proxy statement for its 2020 Annual Meeting of Stockholders, which was filed with the SEC on April 29, 2020 and in subsequently filed Current Reports on Form 8-K and Quarterly Reports on Form 10-Q. You can obtain free copies of these documents from RealPage using the contact information above.